Exhibit 99.1

BabyUniverse Announces $5 Million Financing

Refinancing Transaction results in $1.5 Million Reduction
of PoshTots Acquisition Cost

JUPITER, FL., July 12, 2006 /PRNewswire-FirstCall/ -- BabyUniverse, Inc. (NASDAQ: POSH) a leading online retailer and content publisher in the pregnancy, baby and toddler marketplace, announced today that it has completed a $5.0 million debt financing transaction with Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leading specialty finance company providing venture capital and private equity backed technology and life science companies with debt and equity growth capital.

Proceeds from the financing will be used primarily to refinance BabyUniverse’s existing senior debt, thereby enabling the company to realize a negotiated $1.5 million discount of the $6.0 million note that was previously incurred in connection with the company’s acquisition of PoshTots.

“We are extremely pleased to welcome Hercules as a financing partner of BabyUniverse,” said John Textor, Chairman and CEO of BabyUniverse, Inc.  “With a variety of capital alternatives available to the company, we believe the source of the capital, and the purpose of the capital, to be as important as the terms.  In this case, we secured attractive terms, from a reputable group, to fund an extremely efficient refinancing transaction.”

“The BabyUniverse portfolio of Internet commerce and content properties represents an impressive set of resources for expectant parents.  As the company continues its impressive pace of growth, with new opportunities through Amazon.com and the recently acquired ePregnancy.com, we are certainly pleased to have established this relationship,” said John Hershey, managing director of Hercules.

About BabyUniverse, Inc.

BabyUniverse, Inc. (NASDAQ: POSH) is a leading online retailer and content publisher in the pregnancy, baby and toddler marketplace.  Through its websites BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States.  Through its websites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers.  Through PoshCravings.com and ePregnancy.com, BabyUniverse has also established a widely recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the Company intends to leverage its efficient and growing e- commerce platform to acquire other female-oriented e-commerce, marketing and new media companies. The overall objective of BabyUniverse is to establish a market-leading e-commerce and new media business focused on the high-growth female marketplace.

About Hercules Technology Growth Capital, Inc.

Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas.   For more information, please visit http://www.herculestech.com.  Companies interested in learning more about financing opportunities should contact info@herculestech.com or call 650.289.3060.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  These statements are only predictions.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Investor Relations Web Site:	http://investor.BabyUniverse.com
Investor Relations Contact:	John Baldissera, BPC Financial Marketing, 800-368-1217

Source: BabyUniverse, Inc.